EXHIBIT 4.51

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS AND SUCH LAWS.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES REGULATOR, OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROMISSORY NOTE

(this “Note”)

US $75,000.00	February 28, 2023

FOR VALUE RECEIVED, the undersigned, VISIUM TECHNOLOGIES, INC., a Florida corporation (the “Borrower”), promises to pay to the order of Investr, an individual (the “Lender”), at the address set forth in the notice section below, or at such other place as the borrower hereof may from time to time designate in writing, the principal sum of US SEVENTY FIVE THOUSAND AND 00/100 DOLLARS ($75,000.00), or so much thereof as shall remain unpaid, together with accrued interest on the unpaid principal balance of this Note from the date hereof, at the rate hereinafter set forth, until paid in full, subject to the covenants and conditions set forth herein and in the Securities Purchase Agreement dated as of February 28, 2023 (“SPA”).

1. Interest.

A. Interest. From and after the date hereof, interest (“Interest”) shall be charged on the principal balance of this Note outstanding from time to time (the “Principal Amount” or “Principal”) at a fixed rate of 12% simple interest per annum, with interest and principal due and payable in one (1) year following the date of this Note (the “Maturity Date”).

B. Late Charge. Any payment not received within ten (10) days of the due date shall accrue a late charge of five percent (5%) of the payment not made when due.

C. 360 Day Year Convention. All Interest due under this Note shall be calculated based on a 365/360 calculation method (e.g., 360 days per year factor applied to the actual days on which there exists an outstanding Principal Amount). Interest shall be charged on a per diem basis, but shall not compound.

D. Application of Payments. All payments received hereon shall be applied in the following order: (i) to accrued Interest, if any, (ii) then to late charges, if any, (iii) then to attorneys’ fees and attorneys’ costs of collection, if any, (v) then to current Interest, and (vi) then to the Principal Amount (as defined below).

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2. Principal Due in Single Balloon Payment.

A. Maturity. The entire unpaid Principal Amount, together with all accrued and unpaid Interest thereon, if not sooner paid, shall be due and payable in full one (1) year following the date of this Note.

B. Balloon Payment. Upon the Maturity Date of this Note, Borrower shall pay the entire unpaid and outstanding Principal Amount existing as of such date, together with all Interest accrued thereon and any other fees or charges which may then be required under the terms of this Note.

3. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

A. The Borrower shall fail to make the Interest payment when the same is due, following a thirty (30) day written notice of default from Lender.

B. The Borrower shall fail to make the Principal payment when the same is due, following a thirty (30) day written notice of default from Lender.

C. Borrower shall make an assignment for the benefit of its creditors, or shall file a petition in bankruptcy, or shall collude with its creditors to be adjudicated a bankrupt or insolvent, or shall file a petition seeking any arrangement, composition, readjustment or similar relief with respect to this Note under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee or receiver;

D. If an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

E. If one or more judgments or orders for the payment of money not covered by insurance, excepting any judgment or order which has been either bonded off or stayed pending appeal, shall be rendered against the Borrower, and such judgment or order shall continue unsatisfied for a period of forty-five (45) days during which execution shall not be effectively stayed;

F. If the Borrower shall liquidate, dissolve or terminate its existence; or

G. If Borrower shall admit its inability to pay its debts generally as they mature.

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5. Remedies. Upon the occurrence of an Event of Default that continues beyond any applicable cure period: (1) the entire outstanding Principal balance under this Note, together with accrued Interest thereon, and any late charges shall become immediately due and payable without demand or further notice to the Borrower or any other person; (2) the Lender may offset any amount owed under this Note against any amount or credits which the Borrower may have; and (3) the Borrower shall reimburse the Lender for all actual expenses, costs, and reasonable attorneys’ fees which the Lender may incur in connection with the collection of any monies due under this Note. Failure of the Lender to exercise any rights hereunder shall not constitute its waiver of the right to the later exercise thereof or of any of its other rights or remedies.

6. Default Interest. Notwithstanding the entry of any decree, order, judgment or other judicial action under, pursuant to, in connection with, or otherwise concerning this Note, upon the occurrence of an Event of Default hereunder, and/or after the Maturity Date of this Note (whether by acceleration, extension or otherwise), the Borrower promises to pay to the Lender whenever demanded by the Lender, Interest on this Note and all other amounts then and thereafter due and payable hereunder at a per annum rate of Interest (the “Default Rate”) equal at all times to twelve percent (12%) per annum from the date of such Event of Default for so long as such Event of Default continues, or from the Maturity Date until payment in full of the unpaid Principal balance of this Note, all accrued and unpaid Interest thereon and any and all other amounts due or payable hereunder.

7. Prepayment. For so long as the Borrower is not then in default of this Note the Borrower shall have the right to prepay all or any portion of the Principal evidenced by this Note, in whole or in part, at any time and from time to time, upon not less than five (5) days’ prior written notice to the Lender. The Borrower’s and Lender’s payment obligations hereunder shall survive the payment in full of the advances and all other amounts payable hereunder. Partial prepayments shall not relieve, postpone or reduce the obligation of Borrower to make any payments of Principal and/or Interest due hereunder, but shall be credited to accrued and unpaid Interest, and then to unpaid Principal. Prepayments shall include any payments made by the Borrower, whether voluntary or as a result of acceleration upon an Event of Default under this Note.

8. Waiver of Notice. Borrower (i) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and each and every other notice of any kind respecting this Note (except as otherwise expressly provided for herein), (ii) agrees that the Lender hereunder, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any Principal and/or Interest due hereon, and (iii) to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability hereon, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due hereunder.

9. Waiver of Jury Trial. THE LENDER, THE BORROWER AND ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, OR OTHERWISE, EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THE LOAN EVIDENCED HEREBY AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE LENDER, THE BORROWER AND/OR ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, GUARANTOR, OR OTHERWISE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO ORAL OR WRITTEN STATEMENTS HAVE BEEN MADE BY ANY PARTY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS STATED EFFECT. BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL OF ITS CHOICE IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL.

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10. Costs of Collection. The Borrower promises to pay all actual, reasonable and verifiable third party costs and expenses incurred in connection with collection hereof upon the occurrence of an Event of Default in the payment of the Principal of this Note or Interest hereon when due, whether at maturity, as herein provided, or by reason of acceleration of maturity under the terms hereof, whether suit be brought or not.

11. Lender’s Rights and Remedies. The failure of the Lender to exercise the option for acceleration of maturity, following any Event of Default as aforesaid or to exercise any other option granted to it hereunder, or the acceptance by the Lender of partial payments or partial performance, shall not constitute a waiver of any such Event of Default, but such options shall remain continuously in force. Acceleration of maturity, once claimed hereunder by the Lender, may at its option be rescinded by written acknowledgment to that effect but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity. The rights, remedies and powers of the Lender, as provided in this Note, are cumulative and concurrent, and shall be in addition to every other right or remedy now or hereafter provided by law or equity. Such remedies may be pursued singly, successively, or together against the Borrower, all at the sole discretion of the Lender. Borrower hereby expressly waives any right to make a claim for or relating to the marshaling of assets. The failure to exercise or delay in exercising any such remedy shall not be construed as a waiver or release thereof.

12. Lawful Interest. Notwithstanding anything to the contrary contained herein, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, in the event the Interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted by law and any amount which would exceed the highest lawful rate already received and held by the Lender shall be applied to a reduction of Principal and not to the payment of Interest.

13. Partial Invalidity. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

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14. Amendment. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

15. No Release. This Note shall be the obligation of the Borrower, and shall be binding upon Borrower and its successors and assigns. No release of any person liable for the indebtedness evidenced hereby, and no extension, alteration, amendment, subordination or waiver of any provision of this Note made by agreement between Lender and any other person or party shall release, discharge, modify, change or affect the liability of Borrower or any other person now or hereafter liable under this Note.

16. Incorporation of SPA. All of the terms, covenants, provisions, conditions, stipulations, promises and agreements contained in the SPA to be kept, observed and performed by the Borrower and by the Lender are hereby made a part of this Note and incorporated herein by reference to the same extent and with the same force and effect as if they were fully set forth herein, and the Borrower and Lender promise and agree to keep, observe and perform them or cause them to be kept, observed and performed, strictly in accordance with the terms and provisions thereof. Borrower may offset any sums owing to it under the SPA against this Note.

17. Business Purpose. The Borrower warrants and represents that the loan evidenced hereby is being made for a business purpose.

18. Governing Law; Venue. This Note shall be governed in all respects by the internal laws and not the law respecting conflict of laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. The Borrower hereby consents to be sued in the Circuit Court of Fairfax County, Virginia or the General District Court of Fairfax County, Virginia in any action to enforce the provisions of this Note. The Borrower waives any objection to the venue of any action filed by the holder of this Note against the Borrower in said courts and waives any claim of forum non conveniens or for transfer of any such action to any other court.

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19. Notices. Unless otherwise provided in this Note, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (each, a “Notice”) shall be in writing and either (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, or (iii) sent via a nationally recognized overnight courier to the person to whom the Notice is to be given at the address set forth below or at such other address as any person hereafter designates to the other in accordance with the provisions of this Paragraph 19. The date on which a Notice shall be deemed received shall be (a) the date of receipt, if personally delivered, (b) on the second (2nd) business day following the date on which the Notice is deposited in the U.S. Mail, if sent by certified or registered mail, or (c) on the first (1st) business day following the date on which the Notice is sent, if sent via a nationally recognized overnight courier. Notices shall also be transmitted by electronic mail.

If to Borrower to:	Visium Technologies, Inc. ATTN: Mark Lucky, Chief Executive Officer 4094 Majestic Lane, Suite 360 Fairfax, Virginia 22033 Tel: 703.400.6392 Fax: 703.890.9512 Email: mlucky@visiumtechnologies.com

If to Lender to:

(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Note effective as of the day and year first written above.

VISIUM TECHNOLOGIES, INC.

By:	/s/
Mark Lucky, Chief Executive Officer

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[THIS IS THE SIGNATURE PAGE OF A

PROMISSORY NOTE IN THE PRINCIPAL AMOUNT OF $75,000.00;

MAKER, VISIUM TECHNOLOGIES, INC.;]

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